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                                                                   EXHIBIT j(1)


                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST
                          ----------------------------

                  We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Trust - Legal Matters" in the Statements of Additional Information for the Government & Agency Portfolio, the Treasury Portfolio and the Treasury TaxAdvantage Portfolio, all of which are included in Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287) and Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2729) on Form N-1A of Short-Term Investments Trust.




                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                    --------------------------------------------
                                    Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
November 8, 1999